                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            DATED FEBRUARY 10, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statement of CDW Computer Centers, Inc. on Form S-3 (File No. 333-20935) of our reports dated January 22, 1997, except for Note 10 as to which the date is February 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of CDW Computer Centers, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which reports are included in the Annual Report on Form 10-K.

                                             Coopers & Lybrand L.L.P.

   Chicago, Illinois
   February 10, 1997